Exhibit 10.30
AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT
     This Amendment No. 1 (“Amendment”), dated April 22, 2008, to the Management Agreement (the “Agreement”) dated as of November 23, 2005, is entered into by and among SS&C Technologies Holdings, Inc., a Delaware corporation (formerly known as Sunshine Acquisition Corporation) (the “Company”), William C. Stone, an individual (the “Investor”), and TC Group, L.L.C., a Delaware limited liability company (“Carlyle”). Certain capitalized terms used herein without definition have the meanings ascribed to them in the Agreement (as amended hereby).
RECITALS:
     WHEREAS, the Company, the Individual and Carlyle desire to amend the Agreement in accordance with the terms of this Amendment.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Amendments. Effective as of the date hereof, Section VI of the Agreement is hereby amended and restated in its entirety to read as follows:
     “This Agreement shall become effective on the date hereof and shall continue in effect until the date as of which Carlyle or one or more of its affiliates no longer collectively control, in the aggregate, at least 5% of the outstanding shares of the common stock of the Company, or such earlier date as the Company, Carlyle and Investor (for so long as he shall continue to hold at least 10% of the outstanding shares of the common stock of the Company) may mutually agree. This Agreement shall terminate upon the consummation of a public offering of the common stock of the Company pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended. The provisions of Sections V, VII and VIII and otherwise as the context so requires shall survive the termination of this Agreement.”
     Section 2. Miscellaneous.
     (a) Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Agreement or any agreement or instrument referred to therein, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any agreement or instrument referred to therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. On and after the date hereof, any reference to the Agreement in any agreement or instrument referred to therein shall mean the Agreement as modified hereby.
     (b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).
     (c) Interpretation. The headings of the Sections contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Amendment.
     (d) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
     (e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ William C. Stone
Name: William C. Stone
	Title:	Chairman of the Board and Chief Executive Officer

TC GROUP, L.L.C.,
a Delaware limited liability company
By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Claudius E. Watts, IV
	Name:	Claudius E. Watts, IV
	Title:	Managing Director

By:	/s/ William C. Stone
William C. Stone

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